Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-46768) on Form S-8 of Eden Bioscience Corporation of our report dated March 15, 2008, on our audit of the consolidated balance sheet of Eden Bioscience Corporation and Subsidiaries as of December 31, 2007, and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for the year then ended.

/S/ PETERSON SULLIVAN PLLC

March 27, 2008
Seattle, Washington